As filed with the Securities and Exchange Commission on July 9, 2008
Registration No. 333-152012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 1
TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INCOMING, INC.
(Exact name of registrant as specified in its charter)

Nevada	5130	42-1768468
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)
____________________

Incoming, Inc.
244 Fifth Avenue, Suite V235
New York, NY 10001
(917) 210-1074
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________

Victor AbiJaoudi II
Incoming, Inc.
244 Fifth Avenue, Suite V235
New York, NY 10001
(917) 210-1074
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________

Copies to:
Peter J. Bilfield, Esq.
Shipman & Goodwin LLP
300 Atlantic Street
Stamford, Connecticut 06901
(203) 324-8100
_____________________

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Non-accelerated filer	☐
Accelerated filer	☐	Smaller reporting company	☑

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333- 152012) of the registrant, initially filed with the Securities and Exchange Commission on July 9, 2009 (the “Registration Statement”) hereby further amends the Registration Statement to deregister all securities registered pursuant to the Registration Statement and not otherwise sold by the registrant as of the date this post-effective amendment is filed.

In compliance with the registrant’s undertaking in Part II of the Registration Statement, the registrant is removing from registration by means of this post-effective amendment any securities remaining unsold.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on November 8, 2010.

INCOMING, INC.

By:	/s/ R. Samuel Bell, Jr.
R. Samuel Bell, Jr. Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 8, 2010.

Signature	Title

/s/ R. Samuel Bell, Jr.	Chief Executive Officer and Chairman (Principal Executive Officer)
R. Samuel Bell

/s/ Eric Norris	Principal Financial Officer
Eric Norris

/s/ Victor AbiJaoudi, II	Chief Operating Officer, President and Director
Victor AbiJaoudi, II

/s/ Jasmine Victoria	Executive Vice President and Secretary
Jasmine Victoria

/s/ Ephren W. Taylor, II	Director
Ephren W. Taylor, II